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                                                                   EXHIBIT 15





May 13, 1998


Board of Directors and Shareholders
Security Capital Atlantic Incorporated


We are aware of the incorporation by reference in the registration statement on Form S-4 (No. 333-51139) of Security Capital Pacific Trust and related Prospectus and Joint Proxy Statement of Security Capital Pacific Trust and Security Capital Atlantic Incorporated (ATLANTIC) and in the registration statement on Form S-3 (No. 333-38477) and in the related Prospectus and the registration statements on Form S-8 (No. 333-43761, 333-31419 and 333-25993) of ATLANTIC of our report dated May 1, 1998, relating to the unaudited condensed interim financial statements of ATLANTIC that are included in ATLANTIC's Form 10-Q for the quarter ended March 31, 1998.

Pursuant to Rule 435(c) of the Securities Act of 1933 our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                                     ERNST & YOUNG LLP